UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2008
Commission file number: 333-144239
Tropicana Entertainment, LLC
Tropicana Finance Corp.
CP Laughlin Realty, LLC
Columbia Properties Vicksburg, LLC
JMBS Casino LLC
(Exact name of Registrant as Specified in its Charter)

Delaware	20-5319263
Delaware	20-5654040
Delaware	20-0109621
Mississippi	38-3680199
Mississippi	01-0586282
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
740 Centre View Blvd., Crestview Hills, Kentucky 41017
(Address of Principal Executive Offices, including Zip Code)
(859) 669-1500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. BANKRUPTCY AND RESTRUCTURING.
As previously reported, on May 5, 2008, Tropicana Entertainment, LLC (the “Company”), Tropicana Entertainment Intermediate Holdings, LLC, JMBS Casino, LLC, Columbia Properties Vicksburg, LLC, CP Laughlin Realty, LLC , and certain of the Company’s subsidiaries (collectively, the “Debtors”), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (Proposed Lead Case No. 08-10856) (collectively, the “Cases”). The Debtors continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.
In connection with the Cases, the Debtors have entered into a $67 million secured super-priority debtor in possession credit agreement (the “DIP Credit Agreement”) among the Company, certain of the Company’s subsidiaries (all of whom are Debtors), as Guarantors, Silver Point Finance, LLC, as Administrative Agent, Collateral Agent, Sole Bookrunner and Sole Lead Arranger and the lenders party thereto.
On May 6, 2008, the Company received approval from the Bankruptcy Court of its “first day” motions, which were filed as part of the Cases. Among other “first day” relief, the Company received approval to continue wage and salary payments and other benefits to employees; to continue to honor customer programs as well as certain related pre-petition customer obligations; and to pay certain pre-petition trade claims held by critical vendors. The Company will continue to pay its vendors and suppliers in the ordinary course of business for goods and services delivered post-petition.
On May 7, 2008, the Bankruptcy Court entered an order granting interim approval to the Debtors to access up to $20 million of the DIP Credit Agreement until final approval is obtained. The Company agreed also to limit borrowings under the DIP Credit Agreement to $10 million for the first three business days following the effective date of the DIP Credit Agreement. The Bankruptcy Court entered an Order regarding the DIP Credit Agreement on May 7, 2008.The Bankruptcy Court has scheduled a hearing for final approval of the DIP Credit Agreement on May 30, 2008.
On May 6, 2008, the Company issued a press release (the “Press Release”) announcing the approval of the First Day Motions and interim approval of the DIP Credit Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated May 6, 2008
Forward Looking Statements
In this report, our use of the words “outlook,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “likely,” “objective,” “plan,” “designed,” “goal,” “target,” and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important risk factors, including risk factors described in our Quarterly Report on Form 10-Q for the period ended September 30, 2007, as filed with the SEC on December 6, 2007, which may be further revised or supplemented in subsequent reports filed by us with the SEC. Such risk factors include, but are not limited to risks associated with: our ability to successfully reorganize under Chapter 11 of the U.S. Bankruptcy Code; our ability to comply with the covenants contained in, or the possibility of triggering a default under, our DIP financing facility; our ability to comply with the financial maintenance covenants contained in our senior credit facility; our ability to retain customers, suppliers; vendors, partners and employees during our reorganization; our ability to realize certain financial and strategic goals related to the acquisition of Aztar Corporation; the cost of integrating Aztar Corporation into our operations; our ability to realize goals in the growth of the company; issues with labor and unions; our principal competitors in the gaming market for local services and potential additional competitors, which may have advantages that may adversely affect our ability to compete with them.

Signature
          Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.
DATE: May 8, 2008

Tropicana Entertainment, LLC, registrant
By:	/s/ Robert Kocienski
Robert Kocienski
Senior Vice President; Chief Financial Officer; Treasurer

Tropicana Finance Corp., registrant
By:	/s/ Robert Kocienski
Robert Kocienski
Senior Vice President; Chief Financial Officer; Treasurer

CP Laughlin Realty, LLC, registrant
By:	/s/ Robert Kocienski
Robert Kocienski
Senior Vice President; Chief Financial Officer; Treasurer

Columbia Properties Vicksburg, LLC, registrant
By:	/s/ Robert Kocienski
Robert Kocienski
Senior Vice President; Chief Financial Officer; Treasurer

JMBS Casino LLC, registrant
By:	/s/ Robert Kocienski
Robert Kocienski
Senior Vice President; Chief Financial Officer; Treasurer

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